OFFICER'S CERTIFICATE PURSUANT TO SECTION 3.18 OF THE POOLING AND SERVICING
                     AGREEMENT DATED AS OF DECEMBER 20, 2001


                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2001-H


I, Robert S. O'Neill, Senior Vice President of Bank of America, N.A. (the "Servicer"), Servicer in connection with Mortgage Pass-Through Certificates Series 2001-H, do hereby certify that (i) a review of the activities of the Servicer during the preceding calendar year and of its performance under this Agreement (the "Agreement") has been made under my supervision, (ii) to the best of my knowledge, based on such review, the Servicer has fulfilled in all material aspects its obligations under the Agreement throughout such year.

Certified on this 4th day of March 2003.

                                       BANK OF AMERICA, N.A.


                                       By:
                                          ------------------------------
                                            Name:  Robert S. O'Neill
                                            Title: Senior Vice President



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